Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2006, accompanying the consolidated financial statements of Bronco Drilling Company, Inc. and Subsidiaries as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005. We have also issued our report dated September 21, 2005, accompanying the combined financial statements of Strata Drilling, L.L.C. and Affiliate as of, and for the year ended, December 31, 2004 and our report dated December 9, 2005, accompanying the combined financial statements of Eagle Drilling, L.L.C. and Affiliates as of and for each of the years ended, December 31, 2004 and 2003. These reports are contained in Bronco Drilling Company, Inc.’s Prospectus and Amendment No. 2 to the Registration Statement on Form S-1. We consent to the use of the aforementioned reports in the Prospectus and Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

March 17, 2006